Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

NORTHERN TIER TO PARTICIPATE IN THE
MORGAN STANLEY REFINING CORPORATE ACCESS DAY

Tempe, Ariz., - May 11, 2016 - (Globe Newswire) - Northern Tier Energy LP (NYSE: NTI) (“Northern Tier”) today announced that Northern Tier management will participate in the Morgan Stanley Refining Corporate Access Day in New York City on Thursday, May 12, 2016. The meeting materials for the conference will be available beginning Thursday, May 12, 2016, on the Investors section of Northern Tier’s website at www.northerntier.com and such materials will remain available at www.northerntier.com in accordance with the Northern Tier investor presentation archive policy.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 169 convenience stores and supports approximately 114 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom's brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.northerntier.com.

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